Exhibit 23(a)

VINGE

AB Svensk Exportkredit	Stockholm, 14 February 2006
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
S-10327 Stockholm
Sweden

Gentlemen:

We hereby consent to incorporation by reference in post-effective Amendment No. 1 to the Registration Statement (File No. 333- 131369) (the “Registration Statement”) of our opinion originally filed as an exhibit to the Registration Statement and to the references to this firm in the Prospectus, without admitting that we are “experts” under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

By:	/s/ SARA AXELSSON
Sara Axelsson

ADVOKATFIRMAN VINGE KB